Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 03/26/2001

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Servicing Certificate                                    Group 1              Group 2
---------------------
Beginning Pool Balance                                 203,537,720.48    22,330,807.06
Beginning PFA                                           70,702,019.37     2,648,116.97
Ending Pool Balance                                    242,843,341.16    24,742,555.13
Ending PFA Balance                                      30,391,999.61       216,798.78
Principal Collections                                    1,004,399.08        19,570.12
Principal Draws                                                     -                -
Net Principal Collections                                1,004,399.08        19,570.12
Active Loan Count                                               6,262              335

Interest Collections                                     2,436,914.09       241,389.85

Weighted Average Net Loan Rate                              15.13000%        15.03000%
Substitution Adjustment Amount                                   0.00             0.00

               Beginning            Ending                                             Interest  Security
Term Notes      Balance            Balance         Factor      Principal   Interest   Shortfalls    %         Coupon
----------      -------            -------         ------      ---------   ---------  ----------    -         ------
Class A-I-1      55,752,773.76    53,490,454.67    0.9357040  2,262,319.09 245,869.73       0.00 0.178302         5.670%
Class A-I-2      26,379,000.00    26,379,000.00    1.0000000          0.00 132,774.30       0.00  0.08793         6.040%
Class A-I-3      41,965,000.00    41,965,000.00    1.0000000          0.00 219,267.13       0.00 0.139883         6.270%
Class A-I-4      17,163,000.00    17,163,000.00    1.0000000          0.00  92,108.10       0.00  0.05721         6.440%
Class A-I-5      30,678,000.00    30,678,000.00    1.0000000          0.00 169,495.95       0.00  0.10226         6.630%
Class A-I-6      42,404,000.00    42,404,000.00    1.0000000          0.00 243,823.00       0.00 0.141347         6.900%
Class A-I-7      59,245,000.00    59,245,000.00    1.0000000          0.00 355,963.71       0.00 0.197483         7.210%
Class A-II       24,960,822.45    24,916,742.51    0.9966697     44,079.94 144,564.76       0.00 0.083056         6.950%


Certificates                -               -              -             -      0.00         -         -           -

Beginning Overcollateralization Amount                     671,067.67
Overcollateralization Amount Increase (Decrease)         1,282,429.83
Outstanding Overcollateralization Amount                 1,953,497.50
Overcollateralization Target Amount                      7,500,000.00

Credit Enhancement Draw Amount                                   0.00
Unreimbursed Prior Draws                                         0.00


                                                                                          Number       Percent
                                                              Balance                    of Loans    of Balance
Delinquent Loans (30 Days)                                 199,826.42                       4           0.08%
Delinquent Loans (60 Days)                                          -                       0           0.00%
Delinquent Loans (60+ Days) (1)                                     -                       0           0.00%
REO                                                              0.00                       0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                  Liquidation To-Date
Beginning Loss Amount                                            0.00
Current Month Loss Amount                                        0.00
Ending Loss Amount                                               0.00             0.00

                                                    Special Hazard                        Fraud      Bankruptcy
Beginning Amount                                                 0.00                          0.00          0.00
Current Month Loss Amount                                        0.00                          0.00          0.00
Ending Amount                                                       -                             -             -

Liquidation Loss Distribution Amounts                            0.00
Extraordinary Event Losses                                       0.00
Excess Loss Amounts                                              0.00

Capitalized Interest Account
Beginning Balance                                        1,203,458.50
Withdraw relating to Collection Period                           0.00
Interest Earned (Zero, Paid to Funding Account)                 0.00
                                                                ----
Total Ending Capitalized Interest Account Balance as of P1,203,458.50
Interest earned for Collection Period                        6,323.19
Interest withdrawn related to prior Collection Period          241.26


Prefunding Account
Beginning Balance                                       73,350,136.34
Additional Purchases during Revolving Period           (42,741,337.95)
Excess of Draws over Principal Collections                      0.00
                                                                ----
Total Ending Balance as of Payment Date                 30,608,798.39
Interest earned for Collection Period                      296,245.77
Interest withdrawn related to prior Collection Period       14,464.65

Current Month Repurchases Units                                     0
Current Month Repurchases ($)                                       0



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